Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $253 MILLION
FOR THE THIRD QUARTER OF 2023

New York, NY, October 30, 2023: Loews Corporation (NYSE: L) today released its third quarter 2023 financial results.

Third Quarter highlights:
Loews Corporation reported net income of $253 million, or $1.12 per share, in the third quarter of 2023 compared to a net loss of $22 million, or $0.09 per share, in the third quarter of 2022. This year’s third quarter results included a $37 million after-tax charge for the termination of a defined benefit pension plan. Results for the prior year have been adjusted to reflect the application of the accounting standard for long-duration contracts (LDTI). The following highlight key drivers of our third quarter results:

•CNA Financial Corporation’s (NYSE: CNA) net income improved year-over-year due to higher net investment income, higher underwriting income, and a significantly lower unfavorable impact from the long-term care annual reserve reviews performed in the third quarter of each year.
•The parent company posted higher investment returns on equity securities and short-term investments.
•Loews Corporation repurchased 1.9 million shares of its common stock for a total cost of $118 million through the end of the quarter and repurchased an additional 1.0 million shares for $64 million since September 30, 2023.
•Book value per share, excluding AOCI, increased to $79.92 as of September 30, 2023, from $74.88 as of December 31, 2022 due to repurchases of common shares and strong operating results during the year.
•Loews Corporation purchased 4.5 million shares of CNA common stock for a total cost of $175 million.
•As of September 30, 2023, the parent company had $2.3 billion of cash and investments and $1.8 billion of debt.

CEO commentary:
“Loews had another good quarter with strong performance across each of our consolidated subsidiaries. CNA reported strong underwriting results and net income despite high industry catastrophe losses.”
–James S. Tisch, President and CEO, Loews Corporation

Consolidated highlights:

	September 30,
	Three Months		Nine Months
(In millions, except per share data)	2023	2022 (a)	2023	2022 (a)
Net income attributable to Loews Corporation before net investment gains (losses)	$280	$54	$1,027	$582
Net investment gains (losses):
CNA	(27)	(76)	(75)	(115)
Loews Hotels & Co			36
Total net investment gains (losses):	(27)	(76)	(39)	(115)
Net income (loss) attributable to Loews Corporation	$253	$(22)	$988	$467
Net income (loss) per share	$1.12	$(0.09)	$4.31	$1.90

	September 30, 2023	December 31, 2022 (a)

Book value per share	$64.43	$60.81
Book value per share excluding AOCI	79.92	74.88

(a)
As of January 1, 2023, Loews Corporation adopted Accounting Standards Update 2018-12, “Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”), which was applied retrospectively effective January 1, 2021. Previously reported amounts have been adjusted to reflect application of the new guidance. See pages 4 and 5 of this release for more information.

Three months ended September 30, 2023 compared to 2022

CNA:
•Net income attributable to Loews Corporation improved to $235 million from a loss of $37 million.
•Core income increased to $289 million from $43 million.
•The annual Life and Group reserve reviews for long-term care resulted in a $6 million unfavorable impact compared to an unfavorable impact of $131 million driven by the increase in cost of care inflation assumptions.
•Results include higher net investment income from limited partnerships, common stock investments and fixed income securities.
•Property and Casualty underwriting results were higher due to improved underlying underwriting income and lower net catastrophe losses, partially offset by lower favorable net prior year loss reserve development.
•Net written premium growth of 6%.
•Property and Casualty combined ratio was 94.3% compared to 95.8%. Property and Casualty underlying combined ratio was 90.4% compared to 91.1%.
•Net income was positively impacted by lower investment losses on fixed maturity securities.

Boardwalk:
•Net income increased $15 million to $49 million compared to $34 million.
•EBITDA increased $10 million to $202 million compared to $192 million.
•Net income and EBITDA increased due to higher revenues from re-contracting at higher rates, higher natural gas liquids and other hydrocarbons transportation revenues, recently completed growth projects and improved storage and parking and lending revenues due to favorable market conditions. These increases were partially offset by increased repairs and maintenance costs associated with pipeline safety regulatory requirements, as well as higher employee related expenses.

Loews Hotels:
•Net income decreased $8 million to $17 million compared to $25 million.
•Adjusted EBITDA decreased $16 million to $60 million compared to $76 million.
•Net income decreased due to lower equity income from joint ventures driven by decreased overall occupancy rates and higher operating costs.

Corporate & Other:
•Net loss increased $4 million to $48 million from $44 million.
•The company recorded a charge of $37 million after tax in the third quarter of 2023 related to the termination of a defined benefit plan.
•Excluding this charge, results improved $33 million mostly due to higher investment income for the parent company from equity securities and short-term investments.

Nine months ended September 30, 2023 compared to 2022

Loews Corporation reported net income of $988 million, or $4.31 per share, compared to $467 million, or $1.90 per share. The following are key highlights:

•CNA’s Property and Casualty underwriting results were lower due to higher net catastrophe losses and unfavorable net prior year loss reserve development in 2023 compared to favorable net prior year loss reserve development in 202, partially offset by improved underlying underwriting income.
•Property and Casualty combined ratio was 94.0% compared to 93.0%. Property and Casualty underlying combined ratio was 90.8% compared to 91.1%.
•CNA’s net written premiums increased 9%.
•Loews Hotels & Co’s net income included an after-tax gain of $36 million related to the acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property in the second quarter of 2023.
•All other segment drivers of results for the nine months ended September 30, 2023 as compared to the comparable prior year period are consistent with the three-month period discussed above.

Share Purchases:
•On September 30, 2023, there were 224.3 million shares of Loews common stock outstanding.
•For the three months ended September 30, 2023, Loews repurchased 1.9 million shares of its common stock at an aggregate cost of $118 million.
•Loews has repurchased an additional 1.0 million shares for $64 million since September 30, 2023.
•For the three months ended September 30, 2023, Loews purchased 4.5 million shares of CNA common stock at an aggregate cost of $175 million.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These measures are defined and reconciled to the most comparable GAAP measures on pages 6 and 7 of this release.

Earnings Remarks and Conference Calls

For Loews Corporation

–Today, October 30, 2023, earnings remarks will be available on our website.
–Remarks will include commentary from Loews’s president and chief executive officer and chief financial officer.

For CNA

–Today, October 30, 2023, CNA will host an earnings call at 9:00 a.m. ET.
–A live webcast will be available via the Investor Relations section of CNA’s website at www.cna.com.
–To participate by phone, dial 1-844-481-2830 (USA toll-free) or +1-412-317-1850 (International).

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance, can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	September 30,
	Three Months		Nine Months
(In millions)	2023	2022	2023	2022
Revenues:
CNA Financial (a)	$3,336	$2,957	$9,792	$8,768
Boardwalk Pipelines	363	339	1,125	1,045
Loews Hotels & Co (b)	196	180	642	532
Corporate investment income (loss) and other	31	(15)	84	(94)
Total	$3,926	$3,461	$11,643	$10,251
Income (Loss) Before Income Tax:
CNA Financial (a) (c)	$326	$(51)	$1,058	$531
Boardwalk Pipelines	66	47	257	221
Loews Hotels & Co (b)	24	34	159	120
Corporate:
Investment income (loss), net	31	(19)	84	(100)
Other (d)	(91)	(36)	(175)	(123)
Total (c)	$356	$(25)	$1,383	$649
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (c)	$235	$(37)	$758	$398
Boardwalk Pipelines	49	34	191	164
Loews Hotels & Co (b)	17	25	115	84
Corporate:
Investment income (loss), net	24	(15)	66	(79)
Other (d)	(72)	(29)	(142)	(100)
Net income (loss) attributable to Loews Corporation (c)	$253	$(22)	$988	$467

(a)The three months ended September 30, 2023 and 2022 include net investment losses of $38 million and $96 million ($27 million and $76 million after tax and noncontrolling interests). The nine months ended September 30, 2023 and 2022 include net investment losses of $105 million and $166 million ($75 million and $115 million after tax and noncontrolling interests).
(b)Includes a gain of $46 million ($36 million after tax) for the nine months ended September 30, 2023 related to Loews Hotels & Co’s acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.
(c)The effects of adopting ASU 2018-12 on the Selected Financial Information were as follows:

Three Months Ended September 30, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Income (Loss) Before Income Tax:
CNA Financial	$164	$(215)	$(51)
Total	190	(215)	(25)
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$115	$(152)	$(37)
Total	130	(152)	(22)

Nine Months Ended September 30, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Income (Loss) Before Income Tax:
CNA Financial	$787	$(256)	$531
Total	905	(256)	649
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$579	$(181)	$398
Total	648	(181)	467
(d)Consists of parent company interest expense, corporate expenses and the equity income (loss) of Altium Packaging. The three and nine months ended September 30, 2023 include a charge of $47 million ($37 million after tax) related to the termination of a defined benefit plan.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	September 30,
	Three Months		Nine Months
(In millions, except per share data)	2023	2022	2023	2022
Revenues:
Insurance premiums	$2,406	$2,221	$7,001	$6,435
Net investment income	592	404	1,752	1,202
Investment losses (a)	(38)	(96)	(59)	(166)
Operating revenues and other	966	932	2,949	2,780
Total	3,926	3,461	11,643	10,251

Expenses:
Insurance claims and policyholders’ benefits (b)	1,826	1,880	5,258	4,959
Operating expenses and other	1,744	1,606	5,002	4,643
Total	3,570	3,486	10,260	9,602

Income (loss) before income tax (b)	356	(25)	1,383	649
Income tax expense (b)	(80)	(2)	(315)	(137)
Net income (loss) (b)	276	(27)	1,068	512
Amounts attributable to noncontrolling interests (b)	(23)	5	(80)	(45)
Net income (loss) attributable to Loews Corporation (b)	$253	$(22)	$988	$467

Net income (loss) per share attributable to Loews Corporation (b)	$1.12	$(0.09)	$4.31	$1.90

Weighted average number of shares	225.99	240.76	229.16	245.03

(a)Includes a gain of $46 million ($36 million after tax) for the nine months ended September 30, 2023 related to Loews Hotels & Co’s acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.
(b)The effects of adopting ASU 2018-12 on the Consolidated Financial Review were as follows:

Three Months Ended September 30, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Insurance claims and policyholders’ benefits	$1,665	$215	$1,880
Income (Loss) before income tax	190	(215)	(25)
Income tax expense	(47)	45	(2)
Net income (loss)	143	(170)	(27)
Amounts attributable to noncontrolling interests	(13)	18	5
Net income (loss) attributable to Loews Corporation	130	(152)	(22)
Net income (loss) per share attributable to Loews Corporation	0.54	(0.63)	(0.09)

Nine Months Ended September 30, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Insurance claims and policyholders’ benefits	$4,703	$256	$4,959
Income (loss) before income tax	905	(256)	649
Income tax expense	(190)	53	(137)
Net income (loss)	715	(203)	512
Amounts attributable to noncontrolling interests	(67)	22	(45)
Net income (loss) attributable to Loews Corporation	648	(181)	467
Net income (loss) per share attributable to Loews Corporation	2.64	(0.74)	1.90

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains (losses). In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains (losses) because these are generally driven by economic factors that are not necessarily reflective of CNA’s primary operations. The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	September 30,
	Three Months		Nine Months
(In millions)	2023	2022	2023	2022
CNA net income (loss) attributable to Loews Corporation	$235	$(37)	$758	$398
Investment losses	31	84	84	127
Consolidation adjustments including noncontrolling interests	23	(4)	80	46
Core income	$289	$43	$922	$571

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk net income attributable to Loews Corporation to EBITDA:

	September 30,
	Three Months		Nine Months
(In millions)	2023	2022	2023	2022
Boardwalk net income attributable to Loews Corporation	$49	$34	$191	$164
Interest, net	33	42	106	126
Income tax expense	17	13	66	57
Depreciation and amortization	103	103	306	297
EBITDA	$202	$192	$669	$644

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, noncontrolling interest share of EBITDA adjustments, state and local government development grants, gains or losses on asset acquisitions and dispositions, asset impairments, and equity method income, and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income attributable to Loews Corporation to Adjusted EBITDA:

	September 30,
	Three Months		Nine Months
(In millions)	2023	2022	2023	2022
Loews Hotels & Co net income attributable to Loews Corporation	$17	$25	$115	$84
Interest, net	1	(1)	5	6
Income tax expense	7	9	44	36
Depreciation and amortization	18	16	51	47
EBITDA	43	49	215	173
Noncontrolling interest share of EBITDA adjustments	(2)	(1)	(3)	(1)
Gain on asset acquisition			(46)
Asset impairments		8	9	22
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(26)	(36)	(98)	(115)
Pro rata Adjusted EBITDA of equity method investments	45	56	168	180
Consolidation adjustments				(1)
Adjusted EBITDA	$60	$76	$245	$258

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to Pro rata Adjusted EBITDA of equity method investments:

	September 30,
	Three Months		Nine Months
(In millions)	2023	2022	2023	2022
Loews Hotels & Co’s equity method income	$26	$36	$98	$115
Pro rata share of equity method investments:
Interest, net	10	10	33	28
Income tax expense
Depreciation and amortization	12	12	37	37
Distributions in excess of basis	(3)	(3)
Consolidation adjustments		1
Pro rata Adjusted EBITDA of equity method investments	$45	$56	$168	$180